                                                                       EXHIBIT 5

                      [SCHIFF HARDIN & WAITE LETTERHEAD]


                                                            May 9, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     Re: Northern Indiana Public Service Company Registration Statement on Form S-3

Ladies and Gentlemen:

          We are acting as counsel to Northern Indiana Public Service Company, an Indiana corporation (the "Company"), in connection with the registration by the Company of $217,692,000 principal amount of its Medium-Term Notes, Series E (the "Notes"), as more fully described in the Company's Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit. The Notes are to be issued under an Indenture dated as of March 1, 1988 between the Company and Manufacturers Hanover Trust Company, as Trustee, under which The Chase Manhattan Bank, as successor to Manufacturers Hanover Trust Company, is currently serving as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of December 1, 1991 (the "Indenture"). In connection with this opinion, we have examined the Articles of Incorporation and By-Laws of the Company and the Indenture, and we have reviewed such other corporate records, certificates and other documents, and have made such other factual and legal investigation, as we have deemed necessary or appropriate for the purposes of this opinion.

          Based on the foregoing, it is our opinion that the Notes will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity and entitled to the benefits of the Indenture, in accordance with the terms thereof, at such time as:

          1. The Board of Directors of the Company shall have established by resolution, not inconsistent with the Indenture, the terms of the Notes, and such terms shall have been set forth or determined in accordance with the requirements of the Indenture;

          2. Such Notes shall have been duly executed by the Company, duly authenticated by the Trustee pursuant to the terms of the Indenture, registered by the registrar therefor, and delivered to the purchasers thereof upon payment of the agreed consideration therefor; and

Northern Indiana Public Service Company
May 9, 1997
Page 2

          3. The Registration Statement shall have become effective under the Securities Act of 1933, as amended, and the Notes shall have been issued as contemplated by the Registration Statement and the procedures for sales of securities pursuant to Rule 415 under such Act.

          We do not express any opinion herein concerning any laws other than the laws of the State of Indiana and the federal law of the United States.

          We hereby consent to the filing of this opinion as Exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in the Prospectus contained in the Registration Statement.

                                            Respectfully Submitted,

                                            SCHIFF HARDIN & WAITE


                                            By: /s/ ANDREW A. KLING
                                                --------------------------------